Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Pre- Effective Amendment No. 1 to Registration Statement No. 333-188817 on Form F-3 of our report dated March 27, 2013, relating to the consolidated financial statements of GasLog Ltd. (the “Company”) appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ Deloitte, Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

July 1, 2013